Exhibit 99.2

Investor and Media Relations:	Alexandra Lynn Selene Oh
+1 (617) 747-3300 ir@amg.com pr@amg.com

AMG Announces Initiation of Cash Dividend

and Increase in Share Repurchase Authorization

Company to pay $0.20 quarterly cash dividend per common share

WEST PALM BEACH, FL, January 30, 2017 — The Board of Directors of Affiliated Managers Group, Inc. (NYSE: AMG) has authorized the initiation of a quarterly cash dividend commencing in the first quarter of 2017, and declared an initial dividend of $0.20 per common share, payable February 23, 2017 to stockholders of record as of the close of business on February 9, 2017.

In addition, the Board of Directors has increased AMG’s share repurchase authorization to a total of four million shares. Under its share repurchase program, AMG may repurchase issued and outstanding shares of its common stock in open market or privately negotiated transactions, with the timing of purchases and the amount of stock purchased determined at the discretion of AMG’s management.

“The initiation of a dividend and ongoing repurchase of our shares evidence our confidence in AMG’s future business prospects and commitment to maximizing returns for our shareholders through the disciplined allocation of the strong and growing free cash flow generated by our business,” stated Sean M. Healey, Chairman and Chief Executive Officer of AMG.

About AMG

AMG is a global asset management company with equity investments in leading boutique investment management firms. AMG’s innovative partnership approach allows each Affiliate’s management team to own significant equity in their firm while maintaining operational autonomy. AMG’s strategy is to generate growth through the internal growth of existing Affiliates, as well as through investments in new Affiliates, and additional investments in existing Affiliates. In addition, AMG provides centralized assistance to its Affiliates in strategic matters, marketing, distribution, product development, and operations. As of December 31, 2016, AMG’s aggregate assets under management were approximately $727 billion, pro forma for investments which have since closed, in more than 500 investment products across a broad range of active, return-oriented strategies. For more information, please visit the Company’s website at www.amg.com.

Certain matters discussed in this press release may constitute forward-looking statements within the meaning of the federal securities laws. These statements include, but are not limited to, statements related to our expectations regarding the performance of our business, our financial results, our liquidity and capital resources and other non-historical statements. You can identify these forward-looking statements by the use of words such as “outlook,” “guidance,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “projects,” “intends,” “plans,” “estimates,” “pending investments,” “anticipates” or the negative version of these words or other comparable words. Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors, including changes in the securities or financial markets or in general economic conditions, the availability of equity and debt financing, competition for acquisitions of interests in investment management firms, the ability to close pending investments, the investment performance and growth rates of our Affiliates and their ability to effectively market their investment strategies, the mix of Affiliate contributions to our earnings and other risks, uncertainties and assumptions, including those described under the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2015, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in our filings with the SEC. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by applicable law.

From time to time, AMG may use its website as a distribution channel of material Company information. AMG routinely posts financial and other important information regarding the Company in the Investor Relations section of its website at www.amg.com and encourages investors to consult that section regularly.